EXHIBIT 4.3

CUSIP NO.

REGISTERED NO. FIXR                                   PRINCIPAL AMOUNT:
                                                      ________________

                             CBI INDUSTRIES, INC.
                          MEDIUM-TERM NOTE, SERIES A
                  Due Nine Months or More from Date of Issue

                                 (Fixed Rate)

      If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Note is a global Note and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

              IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO
             MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED
                  UNDER THE APPROXIMATE METHOD BELOW) WILL BE
                 COMPUTED SOLELY FOR PURPOSES OF APPLYING THE
           FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES

      THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

ISSUE PRICE:

ORIGINAL ISSUE DATE:    INTEREST RATE:                MATURITY DATE:

SPECIFIED CURRENCY:     OPTION TO ELECT PAYMENT       AUTHORIZED DENOMINATIONS
                        IN U.S. DOLLARS (only
                        applicable if Specified       (if Specified Currency
                        Currency is other than        is U.S. dollars):
                        U.S. dollars)

                        __ Yes   __ No                $1,000 and any integral
                                                      multiple of $1,000 in
                                                      excess thereof

INDEXED CURRENCY:
                                                      (if Specified Currency
                                                      is other than U.S.
                                                      dollars):

CURRENCY DETERMINATION AGENT:                         THIS SECURITY IS A:

                                                      __  Global Security

                                                      __  Certificated
                                                      Security (only
                                                      applicable if Specified
                                                      Currency is other than
                                                      U.S. dollars)

INTEREST PAYMENT DATES:



OPTIONAL REDEMPTION:    INITIAL REDEMPTION DATE:      REDEMPTION PRICE(S):
                                                      Initially ___% of
Principal
__ Yes     __ No                                      Amount and declining by
                                                      ___% of the Principal
                                                      Amount on each
                                                      anniversary of the
                                                      Initial Redemption Date
                                                      until the Redemption
                                                      Price is 100% of the
                                                      Principal Amount

OPTION TO ELECT         OPTIONAL REPAYMENT            OPTIONAL REPAYMENT
REPAYMENT:              DATE(S):                      PRICE(S):
__ Yes     __ No


REPAYMENT PROVISIONS:

      If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE          TOTAL AMOUNT OF OID:          ISSUE PRICE (expressed
DISCOUNT SECURITY:                                    as a percentage of
__ Yes     __ No                                      aggregate principal
                                                      amount):

YIELD TO MATURITY:      INITIAL ACCRUAL PERIOD OID:   METHOD USED TO DETERMINE
                                                      YIELD FOR INITIAL
ACCRUAL
                                                      PERIOD:
                                                      __ Approximate  __ Exact

      CBI INDUSTRIES, INC., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________ or registered assigns, the principal sum of ______________________________ on the Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the next succeeding Interest Payment Date. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the May 31 or November 30 (whether or not a Business Day, as defined) next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security ("Amortizing Notes"), will be made either quarterly on each March 15, June 15, September 15 and December 15 or semiannually on each June 15 and December 15 as set forth in the applicable Pricing Supplement, and at maturity or upon earlier redemption or repayment. Such payments will be payable to the person in whose name such Amortizing Note is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding the respective Interest Payment Date. If this Note was originally issued between a regular record date and an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding regular record date to the registered owner of this Note on such next succeeding regular record date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

      If this Note is denominated in a Specified Currency other than U.S. dollars, then the Holder may, by delivery of a written request to the Paying Agent (as defined) at its principal office in The City of New York, New York on or prior to the applicable record date or at least 15 days prior to the Maturity Date, as the case may be, elect to receive all such payments in U.S. dollars. Such election will remain in effect until revoked by written notice received by the Paying Agent not later than the applicable record date or at least 15 days prior to the Maturity Date, as the case may be (but no such revocation may be made with respect to payments made on this Note if an Event of Default has occurred with respect hereto or upon the giving of a notice of redemption). In addition, if bid quotations for U.S. dollars of the type specified on the reverse side hereof are not available, the Currency Determination Agent (which shall be the Company unless otherwise as set forth above) will be unable to exchange the Specified Currency for U.S. dollars and payments of principal and interest will be made in the Specified Currency. If the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, payments will be made in U.S. dollars as described on the reverse side hereof.

      Payments in U.S. dollars of interest on this Note (other than interest payable at the Maturity Date or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing in the security register on the applicable record date. Principal and interest payable in U.S. dollars at the Maturity Date or upon earlier redemption or repayment in respect of this Note will be paid in immediately available funds upon surrender of this Note accompanied by wire transfer instructions at the principal office of the Paying Agent in the City of New York. Payments in a Specified Currency other than U.S. dollars of interest and principal on this Note will be made by wire transfer to an account with a bank located in the country issuing the Specified Currency (or with respect to Notes denominated in European Currency Units, or "ECUs," Brussels), as shall have been designated by filing the appropriate information with the Trustee at its Corporate Trust Office at least 15 days prior to the Interest Payment Date or Maturity Date, as the case may be, by the Holder, provided that, in the case of payment of principal of (and premium, if any) and any interest due at the Maturity Date, the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

      If the registered owner of this Note (as indicated above) is the Depositary or a nominee of the Depositary, this Note is a global Note and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE
OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

      Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

      IN WITNESS WHEREOF, CBI Industries, Inc. has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                              CBI INDUSTRIES, INC.



                              By:  /S/ G.L. Schueppert

(Corporate Seal)

Attest:


By:  /S/ R.K. Doty


Trustee's Certificate of Authentication

This is one of the Securities of the
series described herein and referred
to in the within-mentioned Indenture.

Chemical Bank, As Trustee


By:______________________________
   Authorized Officer

                         [REVERSE SIDE OF SECURITIES]

                             CBI INDUSTRIES, INC.
                          MEDIUM-TERM NOTE, SERIES A


      Section 1. General. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of March 1, 1994, between the Company and Chemical Bank, as Trustee (the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Medium-Term Notes, Series A" of the Company, limited in aggregate principal amount to U.S. $100,000,000, or its equivalent at the time of issue in foreign currencies or currency units, or in such lesser amount as may be reduced by the sale of Securities of another series. References herein to "Notes" shall mean the Notes of said Series A.

      Section 2. Payments. (a) Interest on this Note will be payable semi-annually each June 15 and December 15 or as otherwise set forth herein (the "Interest Payment Dates") and at the Maturity Date or upon earlier redemption or repayment.

      Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that at the Maturity Date the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date.

      (b) If this Note is denominated in other than U.S. dollars and if the Holder has made the election described in paragraph
(c) below, payment in respect of this Note shall be made in U.S. dollars based on the highest indicated bid quotation for the purchase of U.S. dollars for the Specified Currency obtained by the Currency Determination Agent at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date (the "Conversion Date") from the bank composite or multi-contributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used. If fewer than two such bid quotations are available at 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, such payment will be based on the noon buying rate in the City of New York for cable transfers for such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in paragraph (d) below. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Company and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on this Note shall be borne by the Holder hereof by deductions from such payments.

      As used herein, "Business Day" means any Monday, Tuesday,
Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or required by law, regulation, or executive order to close.

      (c) If this Note is denominated in other than U.S. dollars, the Holder of this Note may elect to receive all such payments in U.S. dollars as described in paragraph (b) above by delivery of a written request to the Paying Agent at its principal office in The City of New York, New York, which must be received by the Paying Agent on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such election shall remain in effect unless and until revoked by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such revocation on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be (but no such revocation may be made with respect to payments made on this Note if an Event of Default has occurred with respect hereto or upon the giving of a notice of redemption). In the absence of manifest error, all determinations by the Currency Determination Agent shall be final and binding on the Company and the Holder of this Note.

      (d) If payment of this Note is required to be made in a Specified Currency (e.g. ECUs) other than U.S. dollars and on a payment date with respect to this Note such currency is unavailable, in the good faith judgment of the Company, due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of this Note shall be made in U.S. dollars until such currency unit is again available. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture. The amount of each payment of U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

      If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

      All determinations referred to above made by the Currency Determination Agent shall be at its sole discretion (except to the extent expressly provided herein or on the face hereof that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Company, and the Currency Determination Agent shall have no liability therefor.

      (e) All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of one percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward).

      (f) Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed the Trustee as the Paying Agent. The Company will notify the Holders of such Notes, in accordance with the Indenture, of any change in the Paying Agent or its address.

      Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a premium specified on the face hereof, if any, to par together with accrued interest to the date of redemption. The Company may exercise such option by causing a notice of such redemption to be mailed to each Holder by first class mail, postage prepaid, at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

      Section 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to the Maturity Date at the option of the Holder on the Optional Repayment Dates shown on the face hereof at a price equal to 100% of the principal amount hereof or, if this Note is a Discounted Security (as specified on the face hereof), at the applicable Optional Repayment Price shown on the face hereof, together with accrued interest to the date of repayment.

      Section 5. Sinking Fund. The Notes will not be subject to any sinking fund.

      Section 6. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment, or declaration of acceleration following an Event of Default, prior to the Maturity Date hereof in lieu of the principal amount due at the Maturity Date hereof shall be the Amortized Face Amount of this Note as of the redemption date, the date of repayment or the date of declaration of acceleration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

      Section 7. Events of Default. In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the Trustee or Holders of at least
25% in principal amount of the Notes outstanding may declare the principal amount of all the Notes, and upon such declaration such principal amount of all the Notes shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      Section 8. Modifications and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (all such Holders voting as a single class) (which Holders, in the case of a Global Security, shall be the Depositary appointed by the Company as the Holder of the Global Security which represents the Debt Securities), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of Debt Securities of such series; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any Debt Securities or reduce the principal amount thereof, reduce the redemption premium thereon or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities of any series, the consent of the Holders of which is required for any such supplemental indenture or for any waiver of default under the Indenture with respect to the Debt Securities of such series, without the consent of the Holders of all the Debt Securities of each series so affected.
It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Debt Securities of any series may on behalf of all the Holders of the Debt Securities of such series waive compliance with certain covenants with respect to the Debt Securities of such series or waive any past default with respect to the Debt Securities of such series except a default (i) in the payment of the principal of, premium, if any, or interest on any Debt Securities or in the payment of any sinking fund installment or analogous obligation, if any is required, or (ii) a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Debt Security of such series affected.

      Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note which may be issued upon the registration for transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Notes.

      No reference herein to the Indenture and no reference to any provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

      Section 9. Authorized Denominations. Notes are issuable in registered form without coupons in the minimum denomination of $1,000, or the equivalent thereof in the Specified Currency, and in any larger amount that is an integral multiple of $1,000.
Notes may be exchanged by the Holder hereof without charge except for any tax or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the office or agency to be maintained by the Company in The City of New York, New York, or at such other location or locations as may be provided for in the Indenture.

      Section 10. Registration of Transfer. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in The City of New York, New York, one or more new Notes of authorized denominations, for an equal aggregate principal amount, will be issued to the transferee in exchange therefor subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      If this Note is a global Note (as specified on the face hereof), this Note is exchangeable only if (w) the Depositary notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed by the Company within 90 days, (x) the Company in its sole discretion determines that this Note shall be exchangeable for certificated Notes in registered form and delivers to the Trustee a written order as described in the Indenture that this Note shall be so exchangeable, or (y) there shall have occurred and be continuing an Event of Default or an event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default with respect to the global Notes represented hereby or
(z) there shall exist such other circumstances, if any, as specified for this purpose as contemplated by Section 301 of the Indenture, provided that this permanent global Note shall be surrendered by the Depositary, or such other depositary as shall have been specified as provided in the Indenture, to the Trustee, as the agent for such purpose, to be exchanged, in whole or in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of this permanent global Note, an equal aggregate principal amount of definitive Securities, executed by the Company, of the same series of authorized denominations and of like tenor as the portion of this global Note to be exchanged, which shall be in the form of registered Securities as provided in the Company's written order as described in the Indenture.

      Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this global
Note other than pursuant to clauses (w), (x), (y) or (z) above, shall be authenticated and delivered in the form of, and shall be, a Global Security. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

      Section 11. Owners. Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

      Section 12. No Recourse Against Certain Persons. No recourse shall be had for the payment of the principal (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Section 13. Definitions. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them therein.

      Section 14. Governing Law. This Note shall be governed and construed in accordance with the law of the State of New York.

                           OPTION TO ELECT REPAYMENT

      The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at the Optional Repayment Price indicated on the face hereof.

Dated:_____________________         ______________________________
                                    Signature
                                    Sign exactly as name appears on the
                                    front of this Security [SIGNATURE
                                    GUARANTEE - required only if
                                    Securities are to be issued and
                                    delivered to other than the
                                    registered holder]

Principal amount to be              Fill in for registration of
repaid, if amount to be             Securities if to be issued
repaid is less principal            otherwise than to the then
amount of this Security             registered holder:
(principal amount remaining
must be an authorized
Name:________________________________
denomination)
Address:_____________________________

_____________________________
$_________________________                      (Please print name and
                                                 address including zip
                                                code)

                                    SOCIAL SECURITY OR OTHER TAXPAYER
                                    ID NUMBER
                                    ___________________________________

                             ____________________

                                 ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common

      UNIF GIFT MIN ACT - ...........Custodian...........
                                  (Cust)             (Minor)
                              Under Uniform Gifts to Minors Act
                              .................................
                                            (State)
Additional abbreviations may also be used though not in the above list.

                             ____________________

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________

___________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE
      OF ASSIGNEE


_______________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:                        _________________________________
                              Signature

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN
EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
WHATEVER.